EXHIBIT 10.29

PROMISSORY NOTE

$792,000	January 4, 2001
New York, New York

FOR VALUE RECEIVED, the undersigned, James Molenda, (the “Payor”), with an address at                           , promises to pay to the order of Nexsan Corporation, a Delaware corporation (“Payee”) with offices at c/o Beachtree Capital, Ltd., l Rockefeller Plaza, New York, NY 10020, the principal amount of Seven Hundred Ninety Two Thousand ($792,000) Dollars, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts, together with interest thereon at the rate of 5.61% per annum. Interest accrued hereunder shall be due and payable on the stated or any accelerated maturity date, and the principal amount hereof, together with all accrued but unpaid interest thereon, shall be paid on the fifth anniversary of the date hereof.

This Note is issued by the Payor as payment in connection with the purchase by the Payor of one million two hundred thousand (1,200,000) shares of the common stock (“Common Stock”) of the Payee pursuant to a Restricted Stock Purchase Agreement dated the date hereof and is entitled to the benefits thereof.

1.                                       Events of Default.

(a)                                  Upon the occurrence of any of the following events (hereinafter called “Events of Default”) which shall have occurred and be continuing:

(i)                                     The Payor shall default in any payment of principal or interest due under this Note and fail to cure such default within ten days after notice thereof;

(ii)                                  (1) The Payor shall commence any proceeding or other action relating to him in bankruptcy or seek readjustment of his debts, receivership, composition or any other relief under the Bankruptcy Act, as amended, or under any other insolvency, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (2) the Payor shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (3) the Payor makes a general assignment for the benefit of his creditors;

(iii)                               (1) The commencement of any proceedings or the taking of any other action against the Payor in bankruptcy or seeking the reorganization, arrangement or readjustment of his debts, or any other relief under the Bankruptcy Act, as amended, or under any other insolvency, readjustment of debt or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (2) the issuance of a warrant of attachment, execution or similar process against substantially all of the property of the Payor and the continuance of such event for thirty (30) days undismissed, unbonded and undischarged; or

(iv)                              (1)The Payor voluntarily elects to terminate his or her employment agreement with, or his or her arrangement for the provision of services to, the Payee, or (2) the Payee elects to terminate the Payor’s employment or service agreement for Cause, as such term is defined in the Option Plan, then, and in any such event, the Payee may, by written notice to the Payor, declare the entire unpaid principal amount of this Note, together with all accrued but unpaid interest thereon, due and payable, and the same shall forthwith become due and payable upon without presentment, demand, protest, or other notice of any kind, all of which are expressly waived.

(b)                                 Non-Waiver and Other Remedies. No course of dealing or delay on the part of the holder of this Note in exercising any right hereunder shall operate as a waiver thereof or otherwise prejudice the rights of the holder of this Note. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

2.                                       Security.

(a)                                  Pledge Agreement. This Note is secured by a Pledge Agreement between the Payor and the Payee, dated of even date herewith (the “Pledge Agreement”), pursuant to which the Payor has pledged the Common Stock as collateral for payment hereunder.

(b)                                 Recourse. No recourse under or upon any obligation, covenant or agreement of this Note, or for any claim based hereon or otherwise in respect hereof, shall be had against the Payor or his assigns, except (i) for accrued and unpaid interest, and (ii) in the event the amount actually applied to the payment of principal of this Note after payment of costs and expenses and accrued but unpaid interest hereon upon any sale by the Payee of the Common Stock (or any other collateral held as security for this Note) pursuant to Section 3 of the Pledge Agreement, or otherwise, is less than the original principal amount hereof, then this Note shall be with recourse to the Payor as to not more than thirty three and one-third percent (33 1/3%) of the principal remaining unpaid immediately prior to such application.

3.                                       Prepayment. The indebtedness evidenced by this Note may be prepaid by the Payor at any time in whole or in part from time to time, without premium or penalty, provided that any prepayment of any portion of the outstanding principal amount hereof shall be accompanied by all accrued but unpaid interest thereon.

4.                                       Lost Documents. Upon receipt by the Payor of evidence reasonably satisfactory to him of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to him, and upon reimbursement to the Payor of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Payor will make and deliver to the Payee in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of this Note.

5.                                       No Presentment, etc. The Payor and any endorsers, sureties and guarantors of this Note waive presentment for payment, demand, protest, notice of protest and notice of dishonor hereof, and all other notices to which they may be entitled.

6.                                       Miscellaneous.

(a)                                  Parties in Interest. All covenants, agreements and undertakings in this Note by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto whether so expressed or not.

(b)                                 Notices. All notices, requests, consents and demands shall be made in writing and shall be sent, and deemed delivered, in the manner prescribed in Paragraph 12 of the Pledge Agreement.

(c)                                  Waiver. The failure of the Payee to exercise any right or remedy granted to him hereunder on any one or more instances, shall not constitute a waiver of any default by the Payee, and all such rights and remedies shall remain continuously in force. No delay or omission in the exercise or enforcement by the Payee of any rights or remedies shall be construed as a waiver of any right or remedy of the Payee; and no exercise or enforcement of any such right or remedy shall be held to exhaust any other right or remedy of the Payee.

(d)                                 Illegality. If any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(e)                                  Amendment. This Note may not be changed orally, but only by an instrument in writing duly executed by the party against which enforcement of any waiver, change, modification or discharge is sought.

(f)                                    Construction. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

IN WITNESS WHEREOF, this Note has been executed and delivered by the Payor on the date specified above.

		By:	/s/ James Molenda
James Molenda , as Payor

ACCEPTED:

Nexsan Corporation

By:	/s/ Martin Boddy
Name:	Martin Boddy
Title:	CEO